Exhibit 5.1

Seward & Kissel llp ONE BATTERY PARK PLAZA NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200 FACSIMILE: (212) 480-8421 WWW.SEWKIS.COM	901 K STREET, NW WASHINGTON, D.C. 20001 TELEPHONE: (202) 737-8833 FACSIMILE: (202) 737-5184

June 20, 2016

Scorpio Bulkers Inc.
9, Boulevard Charles III
Monaco 98000

Re:	Scorpio Bulkers Inc.

Ladies and Gentlemen:

We have acted as Marshall Islands counsel to Scorpio Bulkers Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the "Company"), in connection with (i) the Company's public offering and sale (the "Offering") of 23,000,000 shares of its common stock, par value $0.01 per share (the "Shares"), which includes 3,000,000 shares that were sold pursuant to an option granted to the Underwriters by the Company to purchase additional shares; (ii) the preparation of the Company's registration statement on Form F-3 (File No. 333-201354), which became effective with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act") on January 15, 2015 (the "Registration Statement"), a prospectus included therein (the "Base Prospectus"), a preliminary prospectus supplement thereto dated June 14, 2016 (the "Preliminary Prospectus Supplement"), and a prospectus supplement thereto dated June 15, 2016 (the "Prospectus Supplement" and together with the Base Prospectus, the "Prospectus"), with respect to the Offering; and (iii) the underwriting agreement dated June 15, 2016 (the "Agreement") by and between the Company and Clarksons Platou Securities, Inc., on behalf of itself and the other several underwriters listed on Schedule I thereto. Except as otherwise provided herein, capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in the Agreement.
We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Preliminary Prospectus Supplement; (iii) the Prospectus; (iv) the Agreement; and (v) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.
Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Shares have been duly authorized and validly issued and are fully paid for and non-assessable.
This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.
Very truly yours,

/s/ SEWARD & KISSEL LLP